Exhibit 32.2
Certification of Chief Financial Officer
     In connection with the Quarterly Report of Altra Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Wall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This certificate is being furnished solely for purposes of Section 906.

Date: August 30, 2007	By: Name:	/s/ David Wall David Wall
	Title:	VP Finance and Chief Financial Officer